SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under the Securities Act of 1933

ELITE INFORMATION GROUP, INC

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	41-1522214 (I.R.S. Employer Identification No.)

5100 West Goldleaf Circle, Suite 100
Los Angeles, California 90056
(323) 642-5200
(Address of Principal Executive Offices, including Zip Code)

ELITE INFORMATION GROUP, INC.
1996 STOCK OPTION PLAN

(Full Title of the Plan)

Copy to:

BARRY D. EMERSON
Vice President
5100 West Goldleaf Circle, Suite 100
Los Angeles, California 90056
(323) 642-5200
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent for Service)

Calculation of Registration Fee

Proposed
	Amount	Proposed	Maximum
	of Shares	Maximum	Aggregate	Amount of
Title of Each Class of	to be	Offering Price	Offering	Registration
Securities to be Registered	Registered (1)	Per Share (2)	Price (2)	Fee

Common Stock $0.01 par value (including rights to purchase Common Stock thereunder and associated preferred stock purchase rights)	620,000	$9.58	$5,939,600	$480.51

(1)	Each share of Common Stock of the Company has one attached preferred stock purchase right under the Rights Agreement dated as of April 14, 1999, as amended. Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also relates to an indeterminate number of additional shares of Common Stock issuable with respect to the shares registered hereunder in the event of a stock split, stock dividend or other similar transaction.

(2)	Estimated solely for purpose of calculating the registration pursuant to Rule 457(h), based on the market value of the Common Stock, par value $0.01 per share, of Elite Information Group, Inc. (the “Shares”), which is the average of the high and low prices of the Shares reported on the NASDAQ Stock Market NMS on March 18, 2003.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX
Exhibit 3.4
Exhibit 5.1
Exhibit 23.1

INCORPORATION BY REFERENCE

     This Registration Statement registers 620,000 additional shares of Common Stock of Elite Information Group, Inc., including purchase rights granted with respect to such Common Stock and associated preferred stock purchase rights, shares and rights under which have previously been registered on Form S-8 (Registration No. 333-29473) and Form S-8 (Registration No. 333-42906) (the “Prior Registration Statements”). The contents of the Prior Registration Statements are incorporated by reference into this registration statement.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document (which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

     See the Exhibit Index.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 18th day of March, 2003.

Elite Information Group, Inc.

By:	/s/ Barry D. Emerson

Barry D. Emerson Vice President

[Signatures Continued on Following Page]

POWER OF ATTORNEY

     Each undersigned director and officer of Elite Information Group, Inc. hereby constitutes and appoints Barry D. Emerson and Steven O. Todd, and each of them, with full power to act without the other and with full power of substitution and resubstitution, his true and lawful attorneys-in-fact and agents, for him and in his name, place, and stead, in any and all capacities, to sign on his behalf any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement any related registration statement (and any amendments thereto) filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, and grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully as to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that such attorneys-in-fact or agents, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on this 18th day of March, 2003.

Name	Title

/s/ Christopher K. Poole Christopher K. Poole	Chairman, Director and Chief Executive Officer (Principal Executive Officer)

/s/ Barry D. Emerson Barry D. Emerson	Chief Financial Officer (Principal Financial Officer and Accounting Officer)

/s/ David A. Finley David A. Finley	Director

/s/ Arthur G. Epker, III Arthur G. Epker, III	Director

William G. Seymour	Director

/s/ Alan Rich Alan Rich	Director

/s/ Roger Noall Roger Noall	Director

EXHIBIT INDEX

		Filed herewith(*) or
		Incorporated by
		Reference from
Exhibit		Previous	Company Reg. No.
Number	Description	Exhibit Number	or Report

3.1	Restated Certificate of Incorporation dated June 16, 1992	3.1	Form 10-Q for the quarter ended June 30, 1999

3.2	Certificate of Amendment of Certificate of Incorporation dated May 27, 1999	99.3	Form 8-K, filed June 3, 1999

3.3	Certificate of Designations	3.2	Form 10-Q for the quarter ended March 31, 1999

3.4	Restated Bylaws	*

4.1	Specimen Share Certificate	4.1	Form S-8, File No. 333-42906

4.2	Articles 4 and 5 of the Restated Certificate of Incorporation, as amended	3.1	Form 10-Q for the quarter ended June 30, 1999

4.3	Article II, Section 2.2 of the Restated Bylaws (included in Exhibit 3.4)	*

4.4	Rights Agreement, dated April 14, 1999, between Elite Information Group, Inc. (formerly Broadway & Seymour, Inc.), and EquiServe Trust Company, N.A. as Rights Agent, including the form of Certificate of Designation with respect to the Series A Junior Participating Preferred Stock, included as Exhibit A to the Rights Agreement, the forms of Rights Certificate and of Election to Exercise, included as Exhibit B to the Rights Agreement, and the form of Summary of Rights to Purchase Share Series A Junior Participating Preferred Stock included as Exhibit C to the Rights Agreement	1	Form 8-A filed April 16, 1999

4.5	First Amendment to Rights Agreement, dated April 14, 1999 between Elite Information Group, Inc. (formerly Broadway & Seymour, Inc.), and EquiServe Trust Company, N.A. as Rights Agent	99.8	Schedule 14D-9 filed December 21, 1999

Filed herewith(*) or
Incorporated by
Reference from
Exhibit		Previous	Company Reg. No.
Number	Description	Exhibit Number	or Report

4.6	Second Amendment to Rights Agreement, dated as of April 14, 1999 between Elite Information Group, Inc. and EquiServe Trust Company, N.A. as Rights Agent	4.6	Form 10-K for the year ended December 31, 2000

5.1	Opinion of Robinson, Bradshaw & Hinson, P.A.	*

23.1	Consent of PricewaterhouseCoopers LLP	*

23.2	Consent of Robinson, Bradshaw & Hinson, P.A. (included in Exhibit 5.1)	*

24.1	Powers of Attorney (Included on signature page)	*

99.1	1996 Stock Option Plan, as amended	Appendix A	Definitive Proxy Statement filed April 2, 2002 in connection with the 2002 annual meeting